June 13, 2012

VIA EMAIL, FACSIMILE AND FIRST CLASS MAIL

Petersen Energía. S.A.,
as Borrower
c/o Grupo Petersen
Cerrito740
Piso 1
(C1010AAP) Buenos Aires
Argentina
Facsimile:  +54-11-45-555-0162
Attention: Mauro Dacomo

Re:
Credit Agreement dated as of February 21, 2008 (as modified and supplemented and in effect on the date hereof, the “Credit Agreement”) among Petersen Energía, S.A., as borrower (the “Borrower”), the lenders from time to time party thereto as Lenders, Credit Suisse AG, London Branch (as successor to Credit Suisse, London Branch, “Credit Suisse”), as administrative agent (the “Administrative Agent”; “us” and “we”) and HSBC Bank plc, as collateral agent (the “Collateral Agent”).

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement, (ii) the Security Agreement referred to in the Credit Agreement and (iii) the letter dated May 15, 2012 and delivered on May 17, 2012 from the Administrative Agent to the Borrower (and copied to the Collateral Agent) that, among other things, accelerates the Loans.  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Security Agreement.

We hereby inform the Borrower that pursuant to a letter dated June 8, 2012 and delivered on June 8, 2012 from the Administrative Agent to the Collateral Agent (the “Direction Letter”), the Collateral Agent was notified of the request of the Lenders to, among other things, use its powers under Section 4.05(a)(iii) of the Security Agreement to transfer an amount of Pledged Shares (the “Transferred Pledged Shares”) to each of the Lenders as was sufficient to fully pay the Secured Obligations owing to each such Lender.

Following the transfer to each of the Lenders on June 11, 2012 of the Transferred Pledged Shares constituting 100% of the Pledged Shares, a portion of the Secured Obligations was unconditionally and irrevocably paid and discharged in full.  Immediately following such payment and discharge, the remaining aggregate amount of outstanding principal of and accrued interest on the Loans due and payable by the Borrower pursuant to the Credit Agreement was $16, 430,295.00.  Interest on such amount will continue to accrue pursuant to Section 2.06 of the Credit Agreement.

This letter shall be construed in accordance with and governed by the law of the State of New York.

CC:
HSBC Bank plc
Milbank, Tweed, Hadley & McCloy LLP
Bruchou, Fernández, Madero & Lombardi
Allen & Overy LLP
Sidley Austin LLP
Errecondo, Salaverri, Dellatorre, González & Burgio
Lenders

CREDIT SUISSE AG, LONDON BRANCH
as Administrative Agent and Intercreditor Agent

By: /s/ Irina Borisova
       __________________________________

Name: Irina Borisova
Title: Vice President

By: /s/ Steve Martin
       __________________________________

Name: Steve Martin
Title: Vice President

June 13, 2012

VIA EMAIL, FACSIMILE AND FIRST CLASS MAIL

Ignacio Moran and Mauro Dacomo
Petersen Energía Inversora, S.A.U.,
as Borrower
c/o Velázquez 9
Madrid, Spain
Facsimile:  011-54-11-5-555-0162
Mdacomo@petersenenergia.com.ar
Imoran@petersenenergia.com.ar

with a copy to:

Ignacio Moran and Mauro Dacomo
Petersen Energía Inversora, S.A.U.
Cerrito 740, 1st Floor
C1010AAP
City of Buenos Aires
Argentina

Re:
Credit Agreement dated as of May 4, 2011 (as modified and supplemented and in effect on the date hereof, the “Credit Agreement”) among Petersen Energía Inversora, S.A.U., as borrower (the “Borrower”), the lenders from time to time party thereto as Lenders, Credit Suisse AG, London Branch (“Credit Suisse”), as administrative agent (the “Administrative Agent”; “us” and “we”) and The Bank of New York Mellon, as collateral agent (the “Collateral Agent”).

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement, (ii) the security agreement dated as of May 19, 2011, (“Security Agreement”) among the Borrower and the Collateral Agent and (iii) the letter dated May 16, 2012 and delivered on May 17, 2012 from the Administrative Agent to the Borrower (and copies to the Collateral Agent) that, among other things, accelerates the Loans.  Capitalized terms used by not defined herein shall have the respective meanings assigned to such terms in the Security Agreement.

We hereby inform the Borrower that pursuant to a letter dated June 11, 2012 and delivered on June 11, 2012 from the Administrative Agent to the Collateral Agent (the “Direction Letter”), the Collateral Agent was notified of the request of the Lenders to, among other things, use its powers under Section 4.05(a)(iii) of the Security Agreement to transfer an amount of Pledged Shares (the “Transferred Pledged Shares”) to each of the Lenders as was sufficient to fully pay the Secured Obligations owing to each such Lender.

Following the transfer to the Lenders on June 11, 2012 of Transferred Pledged Shares constituting 100% of the Pledged Shares, a portion of the Secured Obligations was unconditionally and irrevocably paid and discharged in full.  Immediately following such payment and discharge, the remaining aggregate amount of outstanding principal of an accrued interest on the Loans due and payable by the Borrower pursuant to the Credit Agreement was $286,921,345.96.  Interest on such amount will continue to accrue pursuant to Section 2.06 of the Credit Agreement.

This letter shall be construed in accordance with and governed by the law of the State of New York.

CC:
Milbank, Tweed, Hadley & McCloy LLP
Bruchou, Fernández, Madero & Lombardi
Allen & Overy LLP
Lenders

CREDIT SUISSE AG, LONDON BRANCH
as Administrative Agent and Intercreditor Agent

By: /s/ Irina Borisova
       ___________________________________________

Name: Irina Borisova
Title: Vice President

By: /s/ Steve Martin
        ___________________________________________

Name: Steve Martin
Title: Vice President